Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of The KEYW Holding Corporation (“KEYW”), that, to the best of his knowledge and belief, the Annual Report of KEYW on Form 10-K for the period ended December 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of KEYW.

Date:	March 15, 2016	By:	/s/ William J. Weber
William J. Weber
President and Chief Executive Officer

Date:	March 15, 2016	By:	/s/ Philip L. Calamia
Philip L. Calamia
Executive Vice President and Chief Financial Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to KEYW and will be retained by KEYW and furnished to the Securities and Exchange Commission or its staff upon request.